Exhibit 99.1 CIT Announces First Quarter 2019 Results NEW YORK – April 23, 2019 – CIT Group Inc. (NYSE: CIT) today reported first quarter 2019 results.
Financial Results
•First quarter net income available to common shareholders and income from continuing operations available to common shareholders were each $119 million or $1.18 per diluted common share

Chairwoman and CEO Commentary

“We posted solid first quarter financial results,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “We continued to execute on our strategic plan and delivered strong growth in deposits and core loans and leases. In addition, we returned more than $200 million of capital to common shareholders and increased tangible book value per share by 2.5%. Going forward, we remain focused on further unlocking the full potential of CIT.”

Strategic Pillars
Grow Core Businesses

•Average loans and leases growth of 1% from the prior quarter. Average core loans and leases[1] growth of 2% from the prior quarter

•Funded volume of $2.7 billion. Commercial Banking volume up 5% from the year-ago quarter

Optimize Balance Sheet	•Grew average consumer deposits by 8%. Added more than 48,000 Direct Bank customers •Repurchased 3.7 million common shares at an average price of $49.16
Enhance Operating Efficiency	•Continued disciplined expense management •Using technology and digitization to drive greater operating efficiency, enhance customer experience and support growth
Maintain Strong Risk Management	•Maintained strong credit quality and disciplined underwriting standards •Credit reserves remain strong at 1.56% of the total portfolio and 1.87% of Commercial Banking

[1]

Average core loans and leases is a non-GAAP measure. Core portfolios is total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

1

Selected Financial Highlights:

Select Financial Highlights*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Net finance revenue(1)	$369	$374	$391	$(5)	-1%	$(21)	-5%
Non-interest income	97	48	105	49	NM	(8)	-8%
Total net revenue(1)	466	421	495	45	11%	(29)	-6%
Operating expenses and loss on debt extinguishment	276	274	281	3	1%	(5)	-2%
Income from continuing operations before credit provision	190	148	214	42	29%	(24)	-11%
Provision for credit losses	33	31	69	2	6%	(36)	-52%
Income from continuing operations before provision for income taxes	157	117	145	40	35%	12	8%
Provision for income taxes	38	25	41	13	52%	(4)	-8%
Income from continuing operations	119	92	104	28	30%	16	15%
Loss from discontinued operations, net of taxes	(0)	0	(7)	(0)	NM	6	96%
Net income	119	92	97	27	30%	22	23%
Preferred stock dividends	-	10	-	(10)	NM	-	NM
Net income available to common shareholders	$119	$82	$97	$37	44%	$22	23%
Income from continuing operations available to common shareholders	$119	$82	$104	$37	45%	$16	15%
Noteworthy items(2)	-	45	(7)	(45)		7
Income from continuing operations available to common shareholders, excluding noteworthy items(1)(2)	$119	$127	$97	$(8)	-6%	$22	23%

Per common share
Diluted income per common share	$1.18	$0.78	$0.74	$0.39		$0.44
Diluted income per common share, excluding noteworthy items	$1.18	$1.21	$0.69	$(0.03)		$0.49
Average diluted common shares outstanding (in thousands)	101,096	105,149	131,588	(4,053)		(30,492)
Tangible book value per common share (TBVPS)(1)	$52.42	$51.15	$49.25	$1.27		$3.16

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$36,360	$35,878	$36,688	$483		$(328)
Core average loans and leases (includes HFS and net of credit balances)	33,602	33,002	31,269	600		2,333
Average earning assets (AEA)(1)	46,169	44,113	45,265	2,056		904
Volume	2,684	3,575	2,656	(891)		28

Key performance metrics, continuing operations
Net finance margin(1)	3.20%	3.39%	3.45%	-19bps		-25bps
Net efficiency ratio(1)	58.0%	59.8%	55.6%	NM		NM
Net charge-offs	0.43%	0.32%	0.68%	12bps		-25bps
Return on AEA (ROAEA)(1)	1.03%	0.75%	0.92%	29bps		12bps
Return on tangible common equity (ROTCE)(1)	9.67%	6.67%	6.83%	NM		NM

Key performance metrics, continuing operations excluding Noteworthy Items
Net finance margin(1)(2)	3.20%	3.39%	3.37%	-19bps		-17bps
Net efficiency ratio(1)(2)	58.0%	54.1%	56.7%	NM		NM
ROAEA(1)(2)	1.03%	1.15%	0.86%	-12bps		18bps
ROTCE(1)(2)	9.67%	10.12%	6.40%	-46bps		NM

(1)These balances and metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

Unless otherwise indicated, all references below relate to continuing operations.

2

First Quarter Financial Highlights:
•

Net finance margin[2] of 3.20% was down 19 bps from the prior quarter, primarily reflecting higher average deposit rates, lower net yields on operating leases and a higher level of cash and investment securities.

•	Other non-interest income[2] increased $5 million from the prior quarter to $97 million and included an approximately $6 million benefit from the lease accounting standard change.
•

Operating expenses increased $18 million from the prior quarter to $276 million, which includes $14 million from seasonal annual benefit restarts and the acceleration of expenses related to retirement-eligible employees as well as approximately $9 million due to the adoption of the new lease accounting standard.

•	Net efficiency ratio[2] of 58% was up from 54% in the prior quarter, reflecting seasonal elevated operating expenses and the impact of the new lease accounting standard.
•	Provision for credit losses was $33 million, up modestly from the prior quarter.
•	Net charge-offs of $34 million (0.43% of average loans) included $33 million (0.54% of average loans) in the Commercial Banking segment.
•	Effective tax rate was 24%, including net discrete benefits of $2 million.
•	Loans and leases to deposit ratio was 92% at CIT Bank and 110% at CIT Group, both reflecting deposit growth in the current quarter.
•	Book value per share of $57.05 increased 2.4% from the prior quarter. Tangible book value per share of $52.42 increased 2.5% from the prior quarter.
•	CET1 ratio of 12.0% included the impact of lower risk weightings on high volatility commercial real estate (HVCRE) assets.
•	ROTCE from continuing operations was 9.7%. ROTCE from continuing operations, normalized for the preferred dividend[3], was 9.3%.

Noteworthy Items

•	There were no noteworthy items in the current quarter.

[2]	There were noteworthy items in the prior and year-ago quarters. Please see page 19 for a listing of noteworthy items in those periods. Net efficiency ratio excludes intangible amortization.
[3]

ROTCE from continuing operations, normalized for the preferred dividend, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

3

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Interest income	$517	$492	$451	$24	5%	$65	14%
Rental income on operating leases	218	230	254	(12)	-5%	(36)	-14%
Depreciation on operating lease equipment	79	80	76	(0)	0%	3	4%
Maintenance and other operating lease expenses	50	53	57	(3)	-6%	(8)	-13%
Net rental income on operating leases (1)	89	97	120	(9)	-9%	(31)	-26%
Interest expense	236	216	181	20	9%	55	31%
Net finance revenue (2)	$369	$374	$391	$(5)	-1%	$(21)	-5%
Noteworthy items(3)	-	-	(9)	-		9
Net finance revenue, excluding noteworthy items(2)	$369	$374	$381	$(4)	-1%	$(12)	-3%

Average earning assets	$46,169	$44,113	$45,265	$2,056	5%	$904	2%
Net finance margin(2)	3.20%	3.39%	3.45%	-19bps		-25bps
Net finance margin, excluding noteworthy items(2)	3.20%	3.39%	3.37%	-19bps		-17bps

(1)Net rental income on operating leases is a non-GAAP measure, and is reconciled in the table as the combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net rental income on operating leases is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

(3)See "Non-GAAP measurements" for a listing of Noteworthy items.
*Certain balances may not sum due to rounding.
•	Net finance revenue was $369 million, down from $374 million in the prior quarter.
o	The decline was driven by an increase in deposit costs and lower net rental income, partially offset by higher interest income from commercial loans, interest bearing cash and investment securities.
•	Net finance revenue as a percentage of average earning assets (“net finance margin”) was 3.20%, a 19 bps decrease from 3.39% in the prior quarter.
o	Drivers were higher deposit rates, lower net yields on operating leases and the impact from a higher percentage of interest-bearing cash and investment securities.
•	Compared to the year-ago quarter, net finance revenue excluding noteworthy items decreased $12 million.
o

Income in the year-ago quarter from NACCO and the reverse mortgage portfolio, which were both later sold, and higher deposit costs in the current quarter were partially offset by higher interest income from commercial loans, interest-bearing cash and investment securities.

•	Compared to the year-ago quarter, net finance margin excluding noteworthy items decreased 17 bps.
o

Primary drivers were higher deposit rates and a greater portion of earning assets in cash and investment securities, which were partially offset by increases in yields on loans and cash and investment securities from rising interest rates.

4

Other Non-Interest Income

Other Non-Interest Income*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Fee revenues	$31	$22	$27	$9	42%	$4	13%
Factoring commissions	24	26	26	(2)	-8%	(2)	-6%
Gains on leasing equipment, net of impairments	17	18	14	(1)	-8%	3	23%
BOLI income	6	6	7	1	8%	(0)	-2%
Gains on investment securities, net of impairments	2	5	3	(3)	-66%	(2)	-52%
Property tax income	6	-	-	6	NM	6	NM
Other revenues	11	(29)	29	40	NM	(17)	-60%
Total other non-interest income	97	48	105	49	NM	(8)	-8%
Noteworthy items(2)	-	44	-	(44)		-
Total other non-interest income, excluding noteworthy items(1)	$97	$92	$105	$5	5%	$(8)	-8%

(1)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

(2)See "Non-GAAP measurements" for a listing of Noteworthy items.
*Certain balances may not sum due to rounding.
•	Excluding noteworthy items, which impacted other revenues in the prior quarter, other non-interest income was $97 million, compared to $92 million in the prior quarter.
o	Increase in property tax income of $6 million from the adoption of the lease accounting standard, which had an offsetting charge in operating expenses.
o	Higher fee revenues from an increase in capital markets activities.
o	Lower gains on investment securities, as the sale of the private label MBS portfolio acquired in the OneWest transaction was completed in the prior quarter.
•	Other non-interest income decreased by $8 million from the year-ago quarter.
o	Lower other revenues from reduced gains on derivatives and gains in the year-ago quarter related to the reverse mortgage portfolio that was sold in the second quarter 2018.
o	Increase in property tax income from the adoption of the lease accounting standard.
o	Increases in capital market fee revenues and gains on sales of rail equipment.

5

Operating Expenses

Operating Expenses*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Compensation and benefits	$146	$130	$148	$16	12%	$(2)	-1%
Technology	33	34	32	(2)	-5%	0	0%
Professional fees	19	20	26	(1)	-5%	(7)	-28%
Insurance	14	14	20	0	3%	(6)	-28%
Net occupancy expense	16	17	16	(1)	-8%	(0)	-2%
Advertising and marketing	13	11	13	3	25%	0	2%
Intangible asset amortization	6	6	6	(0)	-2%	(0)	-3%
Property tax expense	6	-	-	6	NM	6	NM
Other expenses	23	26	20	(3)	-12%	3	15%
Total operating expenses	276	258	281	18	7%	(5)	-2%
Intangible asset amortization	6	6	6	(0)	-2%	(0)	-3%
Operating expenses, excluding intangible asset amortization(1)	$270	$252	$275	$18	7%	$(5)	-2%
Net efficiency ratio(2)	58.0%	59.8%	55.6%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	58.0%	54.1%	56.7%	NM		NM

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to their exclusion, these are considered non-GAAP measures, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses excluding intangible asset amortization was $270 million, an increase from $252 million in the prior quarter.
o

The increase was driven by higher employee costs related to annual benefit restarts and the acceleration of expenses related to retirement-eligible employees of $14 million, along with the gross-up of property taxes of $6 million and the expensing of an estimated $3 million in lease origination costs that were previously capitalized due to the adoption of the new lease accounting standard.

•	Operating expenses excluding intangible asset amortization compared to the year-ago quarter decreased $5 million or 2%.
o

The decrease was driven by lower professional fees and insurance costs, partially offset by the gross-up of property taxes and the expensing of lease origination costs that were previously capitalized due to the adoption of the new lease accounting standard.

•	The net efficiency ratio excluding intangible asset amortization decreased to 58% compared to 60% in the prior quarter.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization was 58%, up from 54% in the prior quarter and 57% in the year-ago quarter.
o	The increase from the prior quarter was driven by the aforementioned increase in operating expenses.
o	The increase from the year-ago quarter was driven by a decline in total net revenue.

6

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Interest-bearing cash	$2,623	$1,791	$2,101	$832	46%	$522	25%
Investment securities and securities purchased under agreement to resell	7,178	6,426	6,346	752	12%	833	13%
Loans and loans held for sale (net of credit balances of factoring clients)	29,378	28,954	28,754	423	1%	624	2%
Operating lease equipment, net (including held for sale)	6,983	6,924	7,935	59	1%	(952)	-12%
Indemnification assets	8	18	131	(10)	-56%	(123)	-94%
Average earning assets (AEA)	$46,169	$44,113	$45,265	$2,056	5%	$904	2%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average earning assets increased 5% from the prior quarter, primarily due to an increase in interest-bearing cash and investment securities and growth in commercial loans.
o

Average interest-bearing cash and investment securities (including securities purchased under agreements to resell), nearly all of which are high quality liquid assets, increased to $9.8 billion as a result of deposit growth during the quarter.

o

Average loans and leases increased 1% in the quarter reflecting 2% growth in the core portfolios, primarily from the Commercial Finance and Business Capital divisions of Commercial Banking and the Other Consumer Banking division of Consumer Banking, partially offset by run-off of the Legacy Consumer Mortgages (LCM) portfolio.

o	Strong growth in funded volume in Commercial Finance and Business Capital, along with a decline in prepayments in Commercial Finance, contributed to growth in average core loans and leases.
•

Average earning assets compared to the year-ago quarter increased 2%, as growth in the core portfolios, interest-bearing cash and the investment portfolio was partially offset by a reduction in Rail operating leases from the NACCO sale, a decline in LCM due to run-off and the sale of the reverse mortgage portfolio.

o

Average loans and leases in the core portfolio grew 7% compared to the year-ago quarter, primarily driven by growth in the Commercial Finance and Business Capital divisions of Commercial Banking and the Other Consumer Banking division of Consumer Banking.

7

Deposits and Borrowings

Average Deposits and Borrowings*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Interest-bearing checking	$1,462	$1,650	$2,659	$(188)	-11%	$(1,197)	-45%
Savings and money market	16,290	13,477	11,796	2,813	21%	4,494	38%
Time deposits	13,914	14,173	14,140	(259)	-2%	(226)	-2%
Non-interest bearing checking	1,611	1,564	1,456	48	3%	155	11%
Total deposits	$33,278	$30,864	$30,051	$2,413	8%	$3,226	11%

Online	$16,928	$14,540	$12,445	$2,388	16%	$4,483	36%
Branch	11,338	11,472	11,658	(134)	-1%	(320)	-3%
Commercial	1,911	1,918	2,422	(7)	0%	(511)	-21%
Brokered	3,100	2,933	3,526	167	6%	(426)	-12%
Total deposits	$33,278	$30,864	$30,051	$2,413	8%	$3,226	11%

Secured borrowings	$3,994	$4,049	$4,953	$(55)	-1%	$(959)	-19%
Unsecured borrowings	3,809	4,083	4,092	(274)	-7%	(283)	-7%
Total borrowings	$7,803	$8,132	$9,045	$(329)	-4%	$(1,243)	-14%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits represented approximately 81% of CIT’s funding, up from 79% in the prior quarter.
o	Growth in average deposits of $2.4 billion was driven by an increase in online savings deposits.
•

The weighted average rate on average outstanding deposits increased 17 bps to 1.85% from 1.68% in the prior quarter and 56 bps from 1.29% in the year-ago quarter, primarily from rate increases, customer migration from lower rate deposit products and new customer growth in online savings deposits.

•	The loans and leases-to-deposits ratio at CIT Bank was 92% at March 31, 2019, down from 101% at Dec. 31, 2018 and 98% at March 31, 2018, primarily driven by deposit growth in the current quarter.
•	For CIT Group, the loans and leases-to-deposits ratio was 110% at March 31, 2019, down from 121% at Dec. 31, 2018 and 126% at March 31, 2018, primarily driven by deposit growth in the current quarter.
•	Average unsecured borrowings comprised 9% of the funding mix, down from 11% in the prior quarter, and secured borrowings was down slightly from the prior quarter and comprised 10% of the funding mix.
o	The decline in average unsecured borrowings was due to the redemption of unsecured debt in the prior quarter.
o

The weighted average coupon on our unsecured senior and subordinated debt was 5.02% at March 31, 2019, with a weighted average maturity of approximately 4.7 years, compared to 5.02% at Dec. 31, 2018, with a weighted average maturity of approximately 5.0 years.

8

Capital

Capital*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Preferred stock	$325	$325	$325	$-	0%	$-	0%
Common stockholders' equity	$5,584	$5,622	$6,802	$(37)	-1%	$(1,217)	-18%
Book value per common share (BVPS)	$57.05	$55.70	$52.97	$1.35	2%	$4.08	8%
Tangible common equity(1)	$5,131	$5,163	$6,325	$(31)	-1%	$(1,194)	-19%
Tangible book value per common share (TBVPS)(2)	$52.42	$51.15	$49.25	$1.27	2%	$3.16	6%

Common shares outstanding	97,895	100,920	128,418	(3,025)	-3%	(30,523)	-24%

Total risk-based capital(3)	$6,458	$6,519	$7,528	$(61)	-1%	$(1,070)	-14%
Risk-weighted assets(3)	$43,600	$44,052	$44,778	$(452)	-1%	$(1,178)	-3%
Total capital ratio(3)	14.8%	14.8%	16.8%	0bps		NM
CET1 ratio(3)	12.0%	12.0%	14.1%	2bps		NM

Common dividends paid	$26	$26	$21	$(1)		$4
Share repurchases	180	459	195	(279)		(15)
Total capital return to common shareholders	$205	$485	$216	$(280)		$(11)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity decreased slightly from the prior quarter, as capital returns were partially offset by net income in the current quarter.
•

Capital returns during the quarter included the repurchase of 3.7 million common shares at an average share price of $49.16. Approximately $270 million remains in our current $450 million share repurchase authorization.

•	Capital actions in the quarter also included a regular quarterly cash dividend of $0.25 per common share.
o	On April 16, 2019, the Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock, representing a 40% increase from the first quarter dividend.
•	Tangible book value per common share increased to $52.42 in the quarter, as net income and the reduced share count were partially offset by capital returns through share repurchases and dividends.
•	Risk-weighted assets (RWA) decreased by $452 million.
o

The decline was driven by a regulatory rule change that lowered the risk weightings for HVCRE loans, partially offset by loan growth and an approximately $200 million Right of Use (ROU) asset related to leased facilities from the adoption of the new lease accounting standard.

9

•	The preliminary Common Equity Tier 1 Capital ratio and Total Capital ratio were both unchanged from the prior quarter and remained strong at 12.0% and 14.8%.
o	Changes in HVCRE risk weightings and lease accounting rules resulted in an increase in the CET1 ratio of 26 bps, offsetting the impact of capital returns.
•

As a result of the expiration of a Loss Share Agreement between CIT Bank and the FDIC, RWA on the related covered assets (all in LCM) will increase in the second quarter and mostly offset the current quarter’s net reduction in RWA and net increase in the CET1 ratio from the HVCRE regulatory change and adoption of the new accounting standard.

Asset Quality:

Asset Quality*				1Q19 change from
($ in millions)	1Q19	4Q18	1Q18	4Q18		1Q18

Provision for credit losses	$33	$31	$69	$2	6%	$(36)	-52%
Net charge-offs (NCOs)	$34	$24	$50	$9	39%	$(16)	-33%
NCOs as a % of average loans	0.43%	0.32%	0.68%	12bps		-25bps

Commercial Banking ALLL	$461	$460	$417	$1	0%	$44	10%
Commercial Banking ALLL as a % of loans	1.87%	1.90%	1.79%	-3bps		8bps
Total ALLL	$488	$490	$448	$(2)	0%	$40	9%
Total ALLL as a % of loans	1.56%	1.59%	1.52%	-3bps		4bps

Non-accrual loans	$297	$282	$237	$14	5%	$60	25%
Non-accrual loans as a % of loans	0.95%	0.92%	0.80%	3bps		15bps

*Certain balances may not sum due to rounding.

Provision

•	The provision for credit losses was $33 million, slightly higher than the prior quarter.
o	The current quarter included $35 million related to the Commercial Banking segment, while the Consumer Banking segment had a $2 million release.
o	The prior quarter included $28 million related to the Commercial Banking segment and $4 million related to the Consumer Banking segment.
o	The increase in Commercial Banking’s provision for credit losses was primarily driven by higher charge-offs in Business Capital, partially offset by a lower provision in Commercial Finance.
o	The decline in Consumer Banking’s provision was due to credit improvement in both Other Consumer Banking and LCM.
•

The provision in the year-ago quarter was $69 million, reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily within the Commercial Finance division of Commercial Banking.

10

Net Charge-offs

•	Net charge-offs were $34 million (0.43% of average loans), compared to $24 million (0.32% of average loans) in the prior quarter and $50 million (0.68% of average loans) in the year-ago quarter.
•

Net charge-offs in the Commercial Banking segment were $33 million (0.54% of average loans), up from $23 million (0.38% of average loans) in the prior quarter and down from $50 million (0.86% of average loans) in the year-ago quarter.

o	The increase in Commercial Banking net charge-offs compared to the prior quarter was primarily driven by increases in the Commercial Finance and Business Capital divisions.

Loan Loss Allowance

•	The allowance for loan losses was $488 million (1.56% of loans) at March 31, 2019, compared to $490 million (1.59% of loans) at Dec. 31, 2018 and $448 million (1.52% of loans) at March 31, 2018.
•

In the Commercial Banking segment, the allowance for loan losses was $461 million (1.87% of loans) at March 31, 2019, compared to $460 million (1.90% of loans) at Dec. 31, 2018 and $417 million (1.79% of loans) at March 31, 2018.

o

The decrease in the allowance for loan losses as a percentage of loans in Commercial Banking from the prior quarter was driven by lower reserve rates on new originations than on the existing performing portfolio and repayments of loans with higher reserves.

o	The change from the year-ago quarter reflects increases in specific reserves associated with non-accruals in the Commercial Finance division.
•

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At March 31, 2019, PCI loans with an aggregate unpaid principal balance of $2.4 billion were carried at $1.6 billion, representing a 32% discount. The vast majority of the discount is related to our LCM portfolio in Consumer Banking. A significant portion of the portfolio was covered by a Loss Share Agreement that expired on March 31, 2019.

Non-accrual Loans

•	Non-accrual loans were $297 million (0.95% of loans) compared to $282 million (0.92% of loans) in the prior quarter and $237 million (0.80% of loans) in the year-ago quarter.
•	In Commercial Banking, non-accrual loans were $256 million (1.04% of loans), compared to $238 million (0.98% of loans) at Dec. 31, 2018 and $199 million (0.85% of loans) at March 31, 2018.
o	The increases from the prior and year-ago quarters were primarily driven by an increase in the Commercial Finance division.
•

In Consumer Banking, non-accrual loans were $35 million (0.54% of loans) at March 31, 2019, compared to $38 million (0.59% of loans) at Dec. 31, 2018, and $26 million (0.42% of loans) at March 31, 2018.

o	Primarily related to non-PCI loans in LCM as the portfolio seasons.

11

Discontinued Operations:
•	Discontinued operations in the first quarter consisted of our Business Air portfolio and residual activity from the Financial Freedom business, including indemnification reserves.
•	Income from Discontinued Operations in the current and prior quarter was negligible, and the year-ago quarter loss was $7 million.
•	Business Air loans and leases totaled $33 million at March 31, 2019, down from $54 million at Dec. 31, 2018 and $164 million at March 31, 2018.
•

Although the economic benefit and risk of the Financial Freedom reverse mortgage servicing business has been transferred to the buyer, certain assets and liabilities of the Financial Freedom servicing business will remain in discontinued operations until the required investor consent is received.

o	At March 31, 2019, Financial Freedom loans totaled $173 million and related secured borrowings totaled $174 million.

Conference Call and Webcast

CIT will host a conference call today, April 23, 2019, to discuss its first quarter 2019 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 3677252

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through May 31, 2019, by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 10130539, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience, approximately $50 billion in assets as of March 31, 2019, and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company’s commercial banking segment includes commercial financing, real estate financing, equipment financing, factoring and railcar financing. CIT’s consumer banking segment includes its national online bank, CIT Bank, and a Southern California branch bank, OneWest Bank. Discover more at cit.com/about.

12

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Interest income
Interest and fees on loans	$451.3	$438.0	$400.9
Other interest and dividends	65.2	54.0	50.3
Total interest income	516.5	492.0	451.2
Interest expense
Interest on borrowings	81.8	85.9	83.4
Interest on deposits	153.8	129.6	97.1
Total interest expense	235.6	215.5	180.5
Net interest revenue	280.9	276.5	270.7
Provision for credit losses	33.0	31.2	68.8
Net interest revenue, after credit provision	247.9	245.3	201.9
Non-interest income
Rental income on operating lease equipment	217.7	229.8	253.6
Other non-interest income	96.8	47.5	104.7
Total non-interest income	314.5	277.3	358.3
Non-interest expenses
Depreciation on operating lease equipment	79.4	79.5	76.4
Maintenance and other operating lease expenses	49.8	52.9	57.4
Operating expenses	276.1	257.9	281.3
Loss on debt extinguishment and deposit redemption	0.1	15.7	0.1
Total non-interest expenses	405.4	406.0	415.2
Income from continuing operations before provision for income taxes	157.0	116.6	145.0
Provision for income taxes	37.8	24.9	41.3
Income from continuing operations	119.2	91.7	103.7

Discontinued operations
(Loss) income from discontinued operations, net of taxes	(0.3)	0.1	(6.7)

Net income	$118.9	$91.8	$97.0
Less: preferred stock dividends	-	9.5	-
Net income available to common shareholders	$118.9	$82.3	$97.0
Income from continuing operations available to common shareholders	$119.2	$82.2	$103.7

Basic income per common share
Income from continuing operations	$1.19	$0.79	$0.79
(Loss) income from discontinued operations, net of taxes	(0.01)	-	(0.05)
Basic income per common share	$1.18	$0.79	$0.74
Average number of common shares - basic (thousands)	100,420	104,110	130,483

Diluted income per common share
Income from continuing operations	$1.18	$0.78	$0.79
Income (loss) from discontinued operations, net of taxes	-	-	(0.05)
Diluted income per common share	$1.18	$0.78	$0.74
Average number of common shares - diluted (thousands)	101,096	105,149	131,588

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	March 31,	December 31,	March 31,
	2019	2018	2018

Assets
Total cash and deposits	$1,320.2	$1,795.6	$4,096.3
Securities purchased under agreement to resell	600.0	400.0	250.0
Investment securities	7,844.1	6,233.8	5,910.5
Assets held for sale	79.4	88.4	2,298.8
Loans	31,247.0	30,795.4	29,453.6
Allowance for loan losses	(487.5)	(489.7)	(447.6)
Loans, net of allowance for loan losses	30,759.5	30,305.7	29,006.0
Operating lease equipment, net	6,989.5	6,970.6	6,774.9
Goodwill	369.9	369.9	369.9
Bank owned life insurance	975.5	814.1	795.1
Other assets	1,635.2	1,309.5	1,577.9
Assets of discontinued operations	208.2	249.8	463.1
Total assets	$50,781.5	$48,537.4	$51,542.5

Liabilities
Deposits	$34,949.0	$31,239.5	$30,593.9
Credit balances of factoring clients	1,651.3	1,674.4	1,549.0
Other liabilities	1,427.0	1,261.1	1,338.9
Borrowings
FHLB advances	2,050.0	3,600.0	3,894.5
Other secured and structured financings	710.5	710.4	1,416.1
Senior unsecured	3,414.9	3,413.0	4,730.8
Subordinated unsecured	395.5	395.4	395.9
Total borrowings	6,570.9	8,118.8	10,437.3
Liabilities of discontinued operations	273.8	297.0	496.6
Total liabilities	44,872.0	42,590.8	44,415.7
Equity
Stockholders' equity
Preferred stock	325.0	325.0	325.0
Common stock	1.6	1.6	2.1
Paid-in capital	6,825.2	6,810.8	8,811.8
Retained earnings	2,017.6	1,924.4	1,982.7
Accumulated other comprehensive loss	(125.2)	(178.3)	(149.9)
Treasury stock, at cost	(3,134.7)	(2,936.9)	(3,844.9)
Total common stockholders' equity	5,584.5	5,621.6	6,801.8
Total equity	5,909.5	5,946.6	7,126.8
Total liabilities and equity	$50,781.5	$48,537.4	$51,542.5

Book Value Per Common Share

Common stockholders' equity	$5,584.5	$5,621.6	$6,801.8
Less: goodwill	369.9	369.9	369.9
Less: intangible assets	83.4	89.2	107.0
Tangible common equity	5,131.2	5,162.5	6,324.9

Book value per common share	$57.05	$55.70	$52.97
Tangible book value per common share(1)	$52.42	$51.15	$49.25
Outstanding common shares (in thousands)	97,895	100,920	128,418

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

15

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$2,622.9	$14.5	2.21%	$1,791.3	$7.6	1.70%	$2,100.8	$7.0	1.33%
Investment securities and securities purchased under agreements to resell	7,178.3	50.7	2.82%	6,426.4	46.4	2.89%	6,345.6	43.3	2.73%
Loans and loans held for sale (net of credit balances of factoring clients)	29,377.7	448.8	6.11%	28,954.3	440.7	6.09%	28,753.5	415.1	5.77%
Operating lease equipment, net (including held for sale)	6,982.7	88.5	5.07%	6,923.5	97.4	5.63%	7,934.6	119.8	6.04%
Indemnification assets	7.7	2.5	NM	17.8	(2.7)	-60.67%	130.6	(14.2)	-43.49%
Average earning assets (AEA)(non-GAAP)	46,169.3	605.0	5.24%	44,113.3	589.4	5.34%	45,265.1	571.0	5.05%
Non-interest earning assets
Cash and due from banks	129.8			171.6			246.8
Allowance for loan losses	(493.0)			(479.4)			(434.6)
All other non-interest bearing assets	2,840.0			2,594.9			2,683.0
Assets of discontinued operation	230.1			300.3			480.3
Total Average Assets	$48,876.2			$46,700.7			$48,240.6
Liabilities
Interest-bearing deposits and borrowings
Deposits	$31,666.2	153.8	1.94%	$29,300.6	129.6	1.77%	$28,595.2	97.1	1.36%
Borrowings	7,802.7	81.8	4.19%	8,131.9	85.9	4.23%	9,045.4	83.4	3.69%
Total interest-bearing liabilities	39,468.9	235.6	2.39%	37,432.5	215.5	2.30%	37,640.6	180.5	1.92%
Non-interest bearing deposits	1,611.3			1,563.6			1,456.1
Other non-interest bearing liabilities	1,558.4			1,337.8			1,406.0
Liabilities of discontinued operation	286.0			299.7			496.9
Stockholders' equity	5,951.6			6,067.1			7,241.0
Total Average Liabilities and Stockholders' Equity	$48,876.2			$46,700.7			$48,240.6

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Total Net Revenues(1)
Interest income	$516.5	$492.0	$451.2
Rental income on operating lease equipment	217.7	229.8	253.6
Finance revenue (Non-GAAP)	734.2	721.8	704.8
Interest expense	235.6	215.5	180.5
Depreciation on operating lease equipment	79.4	79.5	76.4
Maintenance and other operating lease expenses	49.8	52.9	57.4
Net finance revenue (NFR)(2) (Non-GAAP)	369.4	373.9	390.5
Other non-interest income	96.8	47.5	104.7
Total net revenues (Non-GAAP)	$466.2	$421.4	$495.2

NFR (Non-GAAP)	$369.4	$373.9	$390.5
Noteworthy items	-	-	(9.3)
Adjusted NFR (Non-GAAP)	$369.4	$373.9	$381.2
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	3.20%	3.39%	3.45%
NFM, adjusted for noteworthy items(2)	3.20%	3.39%	3.37%

Total net revenues (Non-GAAP)	$466.2	$421.4	$495.2
Noteworthy items	-	44.4	(9.3)
Adjusted total net revenues (Non-GAAP)	$466.2	$465.8	$485.9
Net Efficiency Ratio(3) (Non-GAAP)	58.0%	59.8%	55.6%
Net Efficiency Ratio excluding noteworthy items(5) (Non-GAAP)	58.0%	54.1%	56.7%

Average Earning Assets(4)
Average Earning Assets (Non-GAAP)	$46,169.3	$44,113.3	$45,265.1

	March 31,	December 31,	March 31,
	2019	2018	2018
Period End Earning Assets(4)
Loans	$31,247.0	$30,795.4	$29,453.6
Operating lease equipment, net	6,989.5	6,970.6	6,774.9
Assets held for sale	79.4	88.4	2,298.8
Credit balances of factoring clients	(1,651.3)	(1,674.4)	(1,549.0)
Interest-bearing cash	1,190.1	1,596.8	3,895.4
Investment securities and securities purchased under agreement to resell	8,444.1	6,633.8	6,160.5
Indemnification assets	-	10.8	120.5
Total earning assets (Non-GAAP)	$46,298.8	$44,421.4	$47,154.7

Core Average Loans and Leases(5)
Total average loans (incl HFS, net of credit balances)	$29,377.7	$28,954.3	$28,753.5
Total average operating lease equipment (incl HFS)	6,982.7	6,923.5	7,934.6
Total average loans and leases	36,360.4	35,877.8	36,688.1
Non-core average portfolio, LCM	2,739.5	2,849.4	4,131.8
Non-core average portfolio, NACCO	-	-	1,226.1
Non-core average portfolios, NSP	19.0	26.6	61.1
Core average loans and leases	$33,601.9	$33,001.8	$31,269.1

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
ROTCE (6)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,131.2	$5,162.5	$6,324.9
Less: Disallowed deferred tax asset	(45.3)	(64.6)	(98.9)
Tangible common equity for ROTCE (Non-GAAP)	$5,085.9	$5,097.9	$6,226.0
Average tangible common equity (Non-GAAP)	$5,114.5	$5,200.1	$6,332.1

Income from continuing operations applicable to common shareholders	$119.2	$82.2	$103.7
Intangible asset amortization, after tax	4.4	4.5	4.4
Non-GAAP income from continuing operations - for ROTCE calculation	$123.6	$86.7	$108.1
Return on average tangible common equity, adjusted for estimated capital adjustment	9.67%	6.67%	6.83%
Non-GAAP income from continuing operations (from the following non-GAAP noteworthy tables)	$119.2	$127.1	$96.9
Intangible asset amortization, after tax	4.4	4.5	4.4
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$123.6	$131.6	$101.3
Preferred dividend normalization	(4.7)	4.7	(4.7)
Non-GAAP income from continuing operations - for ROTCE calculation, after noteworthy items and preferred dividend normalization	$118.9	$136.3	$96.6
Return on average tangible common equity, after noteworthy items	9.67%	10.12%	6.40%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	9.30%	10.48%	6.10%

Effective Tax Rate Reconciliation(7)
Provision for income taxes - GAAP	$37.8	$24.9	$41.3
Income tax on noteworthy items	-	15.2	(2.5)
Provision for income taxes, before noteworthy items - Non-GAAP	$37.8	$40.1	$38.8
Income tax - remaining discrete items	2.4	1.7	(1.7)
Provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$40.2	$41.8	$37.1
Income from continuing operations before provision for income taxes - GAAP	$157.0	$116.6	$145.0
Noteworthy items before tax	-	60.1	(9.3)
Adjusted income from continuing operations before provision for income taxes - Non-GAAP	$157.0	$176.7	$135.7
Effective tax rate - GAAP	24.1%	21.4%	28.5%
Effective tax rate, before noteworthy items - Non-GAAP	24.1%	22.7%	28.6%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	25.6%	23.7%	27.3%

(1)Total net revenues is the combination of net finance revenue and other income, and therefore considered a non-GAAP measurement. Total net revenue is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance. Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy item and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to noteworthy items.

(4)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(5)Core average loans and leases is a non-GAAP measure due to the exclusion of the noted portfolios. Management uses this balance to gauge the trend in the remaining portfolio.

(6)Net income and income from continuing operations are adjusted to remove the impact of intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(7)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

18

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detail information of each noteworthy item and the impact on various income statement line items for the respective periods.  Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share
Quarter Ended December 31, 2018
Net income available to common shareholders					$82.3	$0.78
Continuing Operations	TRS termination charge	Other non-interest income	$69.5	$(17.0)	52.5	0.50
Continuing Operations	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.18)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	15.7	(3.9)	11.8	0.11
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$127.2	$1.21

Income from continuing operations available to common shareholders					$82.2	$0.78
	TRS termination charge	Other non-interest income	$69.5	$(17.0)	52.5	0.50
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.18)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	15.7	(3.9)	11.8	0.11
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$127.1	$1.21

Quarter Ended March 31, 2018
Net income available to common shareholders					$97.0	$0.74
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(9.3)	$2.5	(6.8)	(0.05)
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$90.2	$0.69

Income from continuing operations available to common shareholders					$103.7	$0.79
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(9.3)	$2.5	(6.8)	(0.05)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$96.9	$0.74

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

19